Exhibit 1.01

Conflict Minerals Report of Avery Dennison Corporation

Overview

This Conflict Minerals Report of Avery Dennison Corporation (the “Company,” “we,” or “us”) for calendar year 2020 was prepared in accordance with Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Section 1502”) and Rule 13p-1 under the Securities Exchange Act of 1934, as amended (“Rule 13p-1”), which require that public companies perform certain procedures and disclose certain information about their use and the origin of “conflict minerals” deemed necessary to the functionality or production of a product they manufacture or contract to be manufactured and which were in their supply chain after January 31, 2013 (referred to in this report as “necessary conflict minerals”). Conflict minerals are defined as columbite- tantalite, cassiterite, gold, wolframite, or their derivatives, which include tantalum, tin and tungsten (collectively referred to as the “3TGs”).

Our businesses produce pressure-sensitive materials and a variety of tickets, tags, labels and other converted products. We sell most of our pressure-sensitive materials to label printers and converters that convert the materials into labels and other products through embossing, printing, stamping and die-cutting. We sell other pressure-sensitive materials in converted form as tapes and reflective sheeting. We also manufacture and sell a variety of other converted products and items not involving pressure-sensitive components, such as fasteners, tickets, tags, radio-frequency identification inlays and tags, and imprinting equipment and related solutions, which serve the apparel and other end markets.

Forward-looking Statements

This Conflict Minerals Report contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements, which are not statements of historical fact, contain estimates, assumptions, and/or expectations regarding future events, which may or may not occur. These forward-looking statements are subject to certain risks and uncertainties, which could cause actual events to differ materially from the expectations expressed or implied by such forward-looking statements. These forward-looking statements are made only as of the date hereof and we assume no duty to update them to reflect new, changed or unanticipated events or circumstances, other than as may be required by law.

Assessment and Reasonable Country of Origin Inquiry

As a result of our assessment and in consultation with our external advisors, we have concluded in good faith that, during 2020, conflict minerals were necessary to the functionality or production of a substantial minority of products we manufacture or contract to manufacture, the components for which we source from a global supply base.

In accordance with Section 1502 and Rule 13p-1, we performed a “reasonable country of origin inquiry” (RCOI) on necessary conflict minerals to determine whether they were sourced from the Democratic Republic of Congo or adjoining countries (the “Covered Countries”) or come from recycled or scrap sources. We engaged Resources Global Professionals, an independent global professional services firm, to provide us advice and assistance with strategy development, due diligence methodology and reporting.

Due Diligence and Next Steps

In accordance with Rule 13p-1, for the 2020 reporting year, we performed due diligence procedures from March 17, 2021 through May 7, 2021 to determine the source and chain of custody of necessary conflict minerals in our products. We designed our due diligence procedures to conform in all material respects with the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas Third Edition (OECD 2016) (“OECD Guidance”) and related supplements thereto. This process included surveying all direct material suppliers believed to have provided components containing conflict minerals.

We occupy a downstream position in the supply chain and followed the principles outlined in the OECD Guidance for companies with no direct relationships to smelters or refiners. Our due diligence activities — and, where applicable, next steps to mitigate conflict minerals risk and improve our due diligence procedures — consistent with the OECD Guidance are described below.

Step 1: Establish strong company management systems

•

We maintain a policy publicly available on our website at www.averydennison.com/conflictminerals that reflects our goal to refrain from purchasing components containing conflict minerals from the Covered Countries, unless those materials are certified by an independent third party to originate from conflict-free/conformant sources.

•

Our governance model to oversee the implementation and ongoing management of our conflict minerals compliance program includes a steering committee performing oversight and ensuring regulatory compliance and a core team responsible for product assessment and the RCOI process. The steering committee engages with senior leadership from our business units and corporate functions to develop, document and maintain a governance structure that enables sustainable compliance and satisfies regulatory requirements.

•

We maintain processes to evaluate parts and suppliers in the supply chain for potential conflict minerals risk. Our global supplier standards and restricted substances lists are updated as needed to ensure that suppliers provide information on their use and sourcing of conflict minerals. We periodically engage with industry associations to help enhance transparency and traceability in the supply chain. We use a standardized documentation format to capture key program decisions, processes, and procedures and we maintain conflict minerals records for ten years under our document retention policy.

•

We have advised suppliers of our conflict minerals policy, have updated our supplier requirements to expressly incorporate the policy, and provided at-risk suppliers with additional information to facilitate their understanding and ensure our compliance with Section 1502 and Rule 13p-1.

•

We maintain a telephone and web-based whistleblower hotline available at all hours for employees or third parties to report compliance concerns to our company, anonymously if they so choose. This hotline is operated by an independent third party and accepts reports in any language to accommodate the needs of our global workforce and customer/supplier base. Parties may use this existing system to provide information or voice their concerns regarding our sourcing and use of conflict minerals. The hotline may be reached by (i) calling 800.461.9330 toll-free in the United States, 720.514.4400 direct with applicable charges from any location, or toll-free outside of the United States using the country-specific toll-free numbers found in our Code of Conduct (accessible at averydennisonvaluesandethics.com) or (ii) visiting averydennison.com/guidelinereport (averydennison.com/guidelinereport-eu in Europe).

Step 2: Identify and assess risks in the supply chain

•	We analyzed components of products for necessary conflict minerals and assessed the risks they contain conflict minerals from the Covered Countries.

•	We required identified suppliers to complete a survey based on the Responsible Minerals Initiative (“RMI”) Conflict Minerals Reporting Template (“CMRT”).

•

We reviewed the responses received and followed up with suppliers that did not return a completed survey. We reviewed survey responses and validated them for completeness and sufficiency. Based on this review, each survey was assigned a conflict minerals status of Conformant, Active, Known or Unknown. Specific supplier corrective actions depend on factors such as supplier size, risk level and supplier capabilities.

•	Our core conflict minerals team reviewed aggregate supplier survey responses and key reporting metrics.

•

We conducted a review of summary smelter information received to determine if the smelter has been certified as Conformant, indicating the highest degree of certified compliance with RMI protocols and global sourcing standards, or presents a “red flag” as defined by the OECD Guidance. To make the determination of each smelter’s conflict status, we relied upon information provided by RMI. RMI conducts a Responsible Minerals Assurance Process under which it certifies smelters and refiners worldwide after confirming specific information, including country of origin, for conflict minerals that the smelter/refiner may purchase for its operations. RMI makes available to the public the list of smelters/refiners that it has certified as Conformant.

Step 3: Design and implement a strategy to respond to identified risks

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We conduct a gap analysis on an annual basis after completing our due diligence procedures and we review identified risks and gaps — as well as recommended action plans to mitigate risks and close gaps — with the steering committee.

•

With oversight from our Board of Directors, management is responsible for managing the day-to-day risks confronting our businesses, including enterprise risk management. In addition, we have robust global processes that support a strong internal control environment to promote the early identification and continued management of risks by our company’s leadership. In this context, we routinely refine our risk mitigation strategy with the goal of systematically reducing the extent of exposure to significant identified risks and minimizing the likelihood of their occurrence. We continue to refine our risk management plan for risks associated with conflict minerals consistent with these existing processes.

•	We continue to implement our conflict minerals risk management plan as we continue our due diligence procedures and obtain additional information regarding our conflict minerals risk exposure.

•	Additional fact finding, risk assessments, and changes in circumstances are assessed during our annual review of our conflict minerals compliance program.

Step 4: Carry out independent third-party audit of smelter/refiner’s due diligence practices

•	In accordance with the OECD Guidance, we continue to build relationships with industry organizations regarding third party audits of smelter/refiner due diligence practices.

Step 5: Report annually on supply chain due diligence

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We have implemented a process annually to summarize, review, and approve conflict minerals compliance results, complete the Form Specialized Disclosure (Form SD) and Conflict Minerals Report required by Rule 13p-1, and timely file them with the Securities and Exchange Commission.

Assessment and RCOI Results for 2020

Based on the process described above, we had the following results from our initial assessment and RCOI process for the 2020 calendar year:

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Based on our current assessment, an aggregate of approximately 2,000 components used in our Retail Branding and Information Solutions and Industrial and Healthcare Materials reportable segments contain conflict minerals. These components are used in products that represented approximately 8% of our consolidated revenues for fiscal year 2020. No components used in our Label and Graphic Materials reportable segment, which represented 67% of our net sales in fiscal year 2020, were found to contain conflict minerals.

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Suppliers providing components containing necessary conflict minerals to our impacted business units were included in the RCOI process. Completed responses were received from 82% of the 78 surveyed suppliers, an increase from the 72% response rate for the 100 surveyed suppliers in 2019.

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Based on the supplier representations contained in the survey responses received through May 7, 2021, a subset of components provided to us has been determined to contain conflict minerals originating from the Covered Countries. These components primarily originated from smelters/refiners that have been certified by RMI as Conformant. However, suppliers responding to our inquiries indicated that the information provided in their responses was for their customers as a whole, rather than us in particular; as a result, we have been unable to fully determine whether our necessary conflict minerals were sourced from the Covered Countries or came from recycled or scrap sources.

The due diligence procedures described above, including our RCOI process, resulted in the following assertions for calendar year 2020:

•	We have been unable to fully determine and describe the facilities used to process our necessary conflict minerals.

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Consistent with the OECD Guidance for downstream companies such as us, our efforts to determine the mine or location of origin of our necessary conflict minerals encompassed the due diligence procedures described above and have not been conclusive.

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Our supplier responses included Conformant, Active, Known, and Unknown smelters. The status of the reported smelters was 70% Conformant, 7% Active, 22% Known and 1% Unknown. To provide transparency into our supply chain and based on the information provided by the responding suppliers for 2020, we believe that the facilities that may have been used to process the 3TGs in our products include the Conformant, Active and Known smelters and refiners listed in the Appendix attached hereto.

APPENDIX – Conformant, Active and Known Smelters

Metal	Smelter Identification	Smelter Reference List	Smelter Location	RMI Verified
Gold	CID000015	Advanced Chemical Company	USA	Conformant
Gold	CID000019	Aida Chemical Industries Co., Ltd.	JAPAN	Conformant
Gold	CID000035	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	Conformant
Gold	CID000041	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	Conformant
Gold	CID000058	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL	Conformant
Gold	CID000077	Argor-Heraeus S.A.	SWITZERLAND	Conformant
Gold	CID000082	Asahi Pretec Corp.	JAPAN	Conformant
Gold	CID000090	Asaka Riken Co., Ltd.	JAPAN	Conformant
Gold	CID000103	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	Known
Gold	CID000113	Aurubis AG	GERMANY	Conformant
Gold	CID000128	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	Conformant
Gold	CID000157	Boliden AB	SWEDEN	Conformant
Gold	CID000176	C. Hafner GmbH + Co. KG	GERMANY	Conformant
Gold	CID000180	Caridad	MEXICO	Known
Gold	CID000185	CCR Refinery—Glencore Canada Corporation	CANADA	Conformant
Gold	CID000189	Cendres + Metaux S.A.	SWITZERLAND	Conformant
Gold	CID000197	Yunnan Copper Industry Co., Ltd.	CHINA	Known
Gold	CID000233	Chimet S.p.A.	ITALY	Conformant
Gold	CID000264	Chugai Mining	JAPAN	Conformant
Gold	CID000343	Daye Non-Ferrous Metals Mining Ltd.	CHINA	Known
Gold	CID000359	DSC (Do Sung Corporation)	KOREA	Conformant
Gold	CID000362	DODUCO Contacts and Refining GmbH	GERMANY	Conformant
Gold	CID000401	Dowa	JAPAN	Conformant
Gold	CID000425	Eco-System Recycling Co., Ltd. East Plant	JAPAN	Conformant
Gold	CID000493	OJSC Novosibirsk Refinery	RUSSIAN FED.	Conformant
Gold	CID000522	Refinery of Seemine Gold Co., Ltd.	CHINA	Known
Gold	CID000651	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	Known
Gold	CID000671	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	Known
Gold	CID000689	LT Metal Ltd.	KOREA	Conformant
Gold	CID000694	Heimerle + Meule GmbH	GERMANY	Conformant
Gold	CID000707	Heraeus Metals Hong Kong Ltd.	CHINA	Conformant
Gold	CID000711	Heraeus Precious Metals GmbH & Co. KG	GERMANY	Active
Gold	CID000767	Hunan Chenzhou Mining Co., Ltd.	CHINA	Known
Gold	CID000773	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA	Known
Gold	CID000778	HwaSeong CJ CO., LTD.	KOREA	Known
Gold	CID000801	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	Conformant
Gold	CID000807	Ishifuku Metal Industry Co., Ltd.	JAPAN	Conformant
Gold	CID000814	Istanbul Gold Refinery	TURKEY	Conformant
Gold	CID000823	Japan Mint	JAPAN	Conformant
Gold	CID000855	Jiangxi Copper Co., Ltd.	CHINA	Conformant
Gold	CID000920	Asahi Refining USA Inc.	USA	Conformant
Gold	CID000924	Asahi Refining Canada Ltd.	CANADA	Conformant
Gold	CID000927	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FED.	Known
Gold	CID000929	JSC Uralelectromed	RUSSIAN FED.	Conformant
Gold	CID000937	JX Nippon Mining & Metals Co., Ltd.	JAPAN	Conformant
Gold	CID000956	Kazakhmys Smelting LLC	KAZAKHSTAN	Known
Gold	CID000957	Kazzinc	KAZAKHSTAN	Conformant
Gold	CID000969	Kennecott Utah Copper LLC	USA	Conformant
Gold	CID000981	Kojima Chemicals Co., Ltd.	JAPAN	Conformant
Gold	CID001029	Kyrgyzaltyn JSC	KYRGYZSTAN	Conformant
Gold	CID001032	L’azurde Company For Jewelry	SAUDI ARABIA	Known
Gold	CID001056	Lingbao Gold Co., Ltd.	CHINA	Known
Gold	CID001058	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	Known
Gold	CID001078	LS-NIKKO Copper Inc.	KOREA	Conformant
Gold	CID001093	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	Known
Gold	CID001113	Materion	USA	Conformant
Gold	CID001119	Matsuda Sangyo Co., Ltd.	JAPAN	Conformant

Metal	Smelter Identification	Smelter Reference List	Smelter Location	RMI Verified
Gold	CID001147	Metalor Technologies (Suzhou) Ltd.	CHINA	Conformant
Gold	CID001149	Metalor Technologies (Hong Kong) Ltd.	CHINA	Conformant
Gold	CID001152	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	Conformant
Gold	CID001153	Metalor Technologies S.A.	SWITZERLAND	Conformant
Gold	CID001157	Metalor USA Refining Corporation	USA	Conformant
Gold	CID001161	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO	Conformant
Gold	CID001188	Mitsubishi Materials Corporation	JAPAN	Conformant
Gold	CID001193	Mitsui Mining and Smelting Co., Ltd.	JAPAN	Conformant
Gold	CID001204	Moscow Special Alloys Processing Plant	RUSSIAN FED.	Conformant
Gold	CID001220	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY	Conformant
Gold	CID001236	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	Conformant
Gold	CID001259	Nihon Material Co., Ltd.	JAPAN	Conformant
Gold	CID001325	Ohura Precious Metal Industry Co., Ltd.	JAPAN	Conformant
Gold	CID001326	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	RUSSIAN FED.	Conformant
Gold	CID001352	PAMP S.A.	SWITZERLAND	Conformant
Gold	CID001362	Penglai Penggang Gold Industry Co., Ltd.	CHINA	Known
Gold	CID001386	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FED.	Conformant
Gold	CID001397	PT Aneka Tambang (Persero) Tbk	INDONESIA	Conformant
Gold	CID001498	PX Precinox S.A.	SWITZERLAND	Conformant
Gold	CID001512	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	Conformant
Gold	CID001534	Royal Canadian Mint	CANADA	Conformant
Gold	CID001546	Sabin Metal Corp.	USA	Known
Gold	CID001555	Samduck Precious Metals	KOREA	Conformant
Gold	CID001562	Samwon Metals Corp.	KOREA	Known
Gold	CID001585	SEMPSA Joyeria Plateria S.A.	SPAIN	Conformant
Gold	CID001619	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	Known
Gold	CID001622	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	Conformant
Gold	CID001736	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	Conformant
Gold	CID001756	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FED.	Conformant
Gold	CID001761	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA	Conformant
Gold	CID001798	Sumitomo Metal Mining Co., Ltd.	JAPAN	Conformant
Gold	CID001875	Tanaka Kikinzoku Kogyo K.K.	JAPAN	Conformant
Gold	CID001909	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	Known
Gold	CID001916	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	Conformant
Gold	CID001938	Tokuriki Honten Co., Ltd.	JAPAN	Conformant
Gold	CID001947	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	Known
Gold	CID001955	Torecom	KOREA	Conformant
Gold	CID001977	Umicore Brasil Ltda.	BRAZIL	Known
Gold	CID001980	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	Conformant
Gold	CID001993	United Precious Metal Refining, Inc.	USA	Conformant
Gold	CID002003	Valcambi S.A.	SWITZERLAND	Conformant
Gold	CID002030	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA	Conformant
Gold	CID002100	Yamakin Co., Ltd.	JAPAN	Conformant
Gold	CID002129	Yokohama Metal Co., Ltd.	JAPAN	Conformant
Gold	CID002224	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	Conformant
Gold	CID002243	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA	Conformant
Gold	CID002282	Morris and Watson	NEW ZEALAND	Known
Gold	CID002290	SAFINA A.S.	CZECH REPUBLIC	Conformant
Gold	CID002312	Guangdong Jinding Gold Limited	CHINA	Known
Gold	CID002314	Umicore Precious Metals Thailand	THAILAND	Conformant
Gold	CID002459	Geib Refining Corporation	USA	Conformant
Gold	CID002509	MMTC-PAMP India Pvt., Ltd.	INDIA	Conformant
Gold	CID002511	KGHM Polska Miedz Spolka Akcyjna	POLAND	Conformant
Gold	CID002515	Fidelity Printers and Refiners Ltd.	ZIMBABWE	Known
Gold	CID002516	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	Conformant
Gold	CID002525	Shandong Humon Smelting Co., Ltd.	CHINA	Known
Gold	CID002527	[Smelter not listed]	CHINA	Known

Metal	Smelter Identification	Smelter Reference List	Smelter Location	RMI Verified
Gold	CID002560	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	Conformant
Gold	CID002561	Emirates Gold DMCC	UNITED ARAB EMIRATES	Conformant
Gold	CID002562	International Precious Metal Refiners	UNITED ARAB EMIRATES	Active
Gold	CID002563	Kaloti Precious Metals	UNITED ARAB EMIRATES	Known
Gold	CID002567	Sudan Gold Refinery	SUDAN	Known
Gold	CID002580	T.C.A S.p.A	ITALY	Conformant
Gold	CID002582	REMONDIS PMR B.V.	NETHERLANDS	Conformant
Gold	CID002584	Fujairah Gold FZC	UNITED ARAB EMIRATES	Known
Gold	CID002587	Tony Goetz NV	BELGIUM	Known
Gold	CID002588	Shirpur Gold Refinery Ltd.	INDIA	Known
Gold	CID002605	Korea Zinc Co., Ltd.	KOREA	Conformant
Gold	CID002606	Marsam Metals	BRAZIL	Conformant
Gold	CID002615	TOO Tau-Ken-Altyn	KAZAKHSTAN	Conformant
Gold	CID002708	Abington Reldan Metals, LLC	USA	Known
Gold	CID002761	SAAMP	FRANCE	Conformant
Gold	CID002762	L’Orfebre S.A.	ANDORRA	Conformant
Gold	CID002763	8853 S.p.A.	ITALY	Conformant
Gold	CID002765	Italpreziosi	ITALY	Conformant
Gold	CID002777	SAXONIA Edelmetalle GmbH	GERMANY	Conformant
Gold	CID002778	WIELAND Edelmetalle GmbH	GERMANY	Conformant
Gold	CID002779	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	Conformant
Gold	CID002850	AU Traders and Refiners	SOUTH AFRICA	Conformant
Gold	CID002852	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA	Known
Gold	CID002853	Sai Refinery	INDIA	Known
Gold	CID002857	Modeltech Sdn Bhd	MALAYSIA	Known
Gold	CID002863	Bangalore Refinery	INDIA	Conformant
Gold	CID002865	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FED.	Known
Gold	CID002867	Degussa Sonne / Mond Goldhandel GmbH	GERMANY	Known
Gold	CID002872	Pease & Curren	USA	Known
Gold	CID002893	JALAN & Company	INDIA	Known
Gold	CID002918	SungEel HiMetal Co., Ltd.	KOREA	Conformant
Gold	CID002919	Planta Recuperadora de Metales SpA	CHILE	Conformant
Gold	CID002973	Safimet S.p.A	ITALY	Conformant
Gold	CID003153	State Research Institute Center for Physical Sciences and Technology	LITHUANIA	Known
Gold	CID003185	African Gold Refinery	UGANDA	Known
Gold	CID003186	Gold Coast Refinery	GHANA	Known
Gold	CID003189	NH Recytech Company	KOREA	Known
Gold	CID003195	DS PRETECH Co., Ltd.	KOREA	Conformant
Gold	CID003324	QG Refining, LLC	USA	Known
Gold	CID003348	Dijllah Gold Refinery FZC	UNITED ARAB EMIRATES	Known
Gold	CID003382	CGR Metalloys Pvt Ltd.	INDIA	Known
Gold	CID003383	Sovereign Metals	INDIA	Known
Gold	CID003421	C.I Metales Procesados Industriales SAS	COLOMBIA	Active
Gold	CID003424	Eco-System Recycling Co., Ltd. North Plant	JAPAN	Conformant
Gold	CID003425	Eco-System Recycling Co., Ltd. West Plant	JAPAN	Conformant
Gold	CID003461	Augmont Enterprises Private Limited	INDIA	Active
Gold	CID003463	Kundan Care Products Ltd.	INDIA	Known
Gold	CID003487	[Smelter Not Listed]	INDIA	Known
Gold	CID003488	[Smelter Not Listed]	INDIA	Known
Gold	CID003489	[Smelter Not Listed]	INDIA	Known
Gold	CID003490	[Smelter Not Listed]	INDIA	Known
Gold	CID003497	[Smelter Not Listed]	NORWAY	Known
Gold	CID003500	[Smelter Not Listed]	USA	Active
Gold	CID003529	[Smelter Not Listed]	COLOMBIA	Known

Metal	Smelter Identification	Smelter Reference List	Smelter Location	RMI Verified
Gold	CID003540	[Smelter Not Listed]	MAURITANIA	Known
Gold	CID003548	[Smelter Not Listed]	INDIA	Known
Gold	CID003557	[Smelter Not Listed]	USA	Active
Gold	CID003575	[Smelter Not Listed]	SOUTH AFRICA	Conformant
Tantalum	CID000092	Asaka Riken Co., Ltd.	JAPAN	Conformant
Tantalum	CID000211	Changsha South Tantalum Niobium Co., Ltd.	CHINA	Conformant
Tantalum	CID000456	Exotech Inc.	USA	Conformant
Tantalum	CID000460	F&X Electro-Materials Ltd.	CHINA	Conformant
Tantalum	CID000616	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	Conformant
Tantalum	CID000914	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	Conformant
Tantalum	CID000917	Jiujiang Tanbre Co., Ltd.	CHINA	Conformant
Tantalum	CID001076	LSM Brasil S.A.	BRAZIL	Conformant
Tantalum	CID001163	Metallurgical Products India Pvt., Ltd.	INDIA	Conformant
Tantalum	CID001175	Mineracao Taboca S.A.	BRAZIL	Conformant
Tantalum	CID001192	Mitsui Mining and Smelting Co., Ltd.	JAPAN	Conformant
Tantalum	CID001200	NPM Silmet AS	ESTONIA	Conformant
Tantalum	CID001277	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	Conformant
Tantalum	CID001508	QuantumClean	USA	Conformant
Tantalum	CID001522	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA	Conformant
Tantalum	CID001769	Solikamsk Magnesium Works OAO	RUSSIAN FED.	Conformant
Tantalum	CID001869	Taki Chemical Co., Ltd.	JAPAN	Conformant
Tantalum	CID001891	Telex Metals	USA	Conformant
Tantalum	CID001969	Ulba Metallurgical Plant JSC	KAZAKHSTAN	Conformant
Tantalum	CID002492	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	Conformant
Tantalum	CID002504	D Block Metals, LLC	USA	Conformant
Tantalum	CID002505	FIR Metals & Resource Ltd.	CHINA	Conformant
Tantalum	CID002506	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	Conformant
Tantalum	CID002508	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	Conformant
Tantalum	CID002512	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	Conformant
Tantalum	CID002539	KEMET Blue Metals	MEXICO	Conformant
Tantalum	CID002544	H.C. Starck Co., Ltd.	THAILAND	Conformant
Tantalum	CID002545	H.C. Starck Tantalum and Niobium GmbH	GERMANY	Conformant
Tantalum	CID002547	H.C. Starck Hermsdorf GmbH	GERMANY	Conformant
Tantalum	CID002548	H.C. Starck Inc.	USA	Conformant
Tantalum	CID002549	H.C. Starck Ltd.	JAPAN	Conformant
Tantalum	CID002550	H.C. Starck Smelting GmbH & Co. KG	GERMANY	Conformant
Tantalum	CID002557	Global Advanced Metals Boyertown	USA	Conformant
Tantalum	CID002558	Global Advanced Metals Aizu	JAPAN	Conformant
Tantalum	CID002707	Resind Industria e Comercio Ltda.	BRAZIL	Conformant
Tantalum	CID002842	Jiangxi Tuohong New Raw Material	CHINA	Conformant
Tantalum	CID002847	PRG Dooel	NORTH MACEDONIA	Conformant
Tin	CID000228	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	Conformant
Tin	CID000292	Alpha	USA	Conformant
Tin	CID000402	Dowa	JAPAN	Conformant
Tin	CID000438	EM Vinto	BOLIVIA	Conformant
Tin	CID000448	Estanho de Rondonia S.A.	BRAZIL	Active
Tin	CID000468	Fenix Metals	POLAND	Conformant
Tin	CID000538	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	Conformant
Tin	CID000555	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	Conformant
Tin	CID000760	Huichang Jinshunda Tin Co., Ltd.	CHINA	Conformant
Tin	CID000942	Gejiu Kai Meng Industry and Trade LLC	CHINA	Conformant
Tin	CID001070	China Tin Group Co., Ltd.	CHINA	Conformant
Tin	CID001105	Malaysia Smelting Corporation (MSC)	MALAYSIA	Conformant
Tin	CID001142	Metallic Resources, Inc.	USA	Conformant
Tin	CID001173	Mineracao Taboca S.A.	BRAZIL	Conformant
Tin	CID001182	Minsur	PERU	Conformant
Tin	CID001191	Mitsubishi Materials Corporation	JAPAN	Conformant
Tin	CID001231	Jiangxi New Nanshan Technology Ltd.	CHINA	Conformant
Tin	CID001305	[Smelter Not Listed]	RUSSIAN FED.	Active
Tin	CID001314	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	Conformant
Tin	CID001337	Operaciones Metalurgicas S.A.	BOLIVIA	Conformant

Metal	Smelter Identification	Smelter Reference List	Smelter Location	RMI Verified
Tin	CID001399	PT Artha Cipta Langgeng	INDONESIA	Conformant
Tin	CID001406	PT Babel Surya Alam Lestari	INDONESIA	Conformant
Tin	CID001453	PT Mitra Stania Prima	INDONESIA	Conformant
Tin	CID001460	PT Refined Bangka Tin	INDONESIA	Conformant
Tin	CID001468	PT Stanindo Inti Perkasa	INDONESIA	Conformant
Tin	CID001477	PT Timah Tbk Kundur	INDONESIA	Conformant
Tin	CID001482	PT Timah Tbk Mentok	INDONESIA	Conformant
Tin	CID001486	PT Pelat Timah Nusantara Tbk	INDONESIA	Active
Tin	CID001490	PT Tinindo Inter Nusa	INDONESIA	Active
Tin	CID001539	Rui Da Hung	TAIWAN, PROVINCE OF CHINA	Conformant
Tin	CID001758	Soft Metais Ltda.	BRAZIL	Conformant
Tin	CID001898	Thaisarco	THAILAND	Conformant
Tin	CID001908	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	Conformant
Tin	CID002015	VQB Mineral and Trading Group JSC	VIET NAM	Known
Tin	CID002036	White Solder Metalurgia e Mineracao Ltda.	BRAZIL	Conformant
Tin	CID002158	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	Conformant
Tin	CID002180	Yunnan Tin Company Limited	CHINA	Conformant
Tin	CID002455	CV Venus Inti Perkasa	INDONESIA	Active
Tin	CID002468	Magnu’s Minerais Metais e Ligas Ltda.	BRAZIL	Conformant
Tin	CID002500	Melt Metais e Ligas S.A.	BRAZIL	Conformant
Tin	CID002503	PT ATD Makmur Mandiri Jaya	INDONESIA	Conformant
Tin	CID002517	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	Conformant
Tin	CID002570	CV Ayi Jaya	INDONESIA	Active
Tin	CID002572	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIETNAM	Known
Tin	CID002573	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIETNAM	Known
Tin	CID002574	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIETNAM	Known
Tin	CID002593	PT Rajehan Ariq	INDONESIA	Conformant
Tin	CID002703	An Vinh Joint Stock Mineral Processing Company	VIET NAM	Known
Tin	CID002706	Resind Industria e Comercio Ltda.	BRAZIL	Conformant
Tin	CID002756	Super Ligas	BRAZIL	Active
Tin	CID002773	Metallo Belgium N.V.	BELGIUM	Conformant
Tin	CID002774	Metallo Spain S.L.U.	SPAIN	Conformant
Tin	CID002834	Thai Nguyen Mining and Metallurgy Co., Ltd.	VIETNAM	Conformant
Tin	CID002844	HuiChang Hill Tin Industry Co., Ltd.	CHINA	Conformant
Tin	CID002848	Gejiu Fengming Metallurgy Chemical Plant	CHINA	Conformant
Tin	CID002849	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA	Conformant
Tin	CID002858	Modeltech Sdn Bhd	MALAYSIA	Known
Tin	CID002870	Smelter not listed	INDONESIA	Active
Tin	CID003116	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA	Conformant
Tin	CID003190	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA	Conformant
Tin	CID003205	PT Bangka Serumpun	INDONESIA	Conformant
Tin	CID003208	Pongpipat Company Limited	MYANMAR	Known
Tin	CID003325	Tin Technology & Refining	USA	Conformant
Tin	CID003356	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA	Known
Tin	CID003379	Ma’anshan Weitai Tin Co., Ltd.	CHINA	Conformant
Tin	CID003381	PT Rajawali Rimba Perkasa	INDONESIA	Conformant
Tin	CID003387	Luna Smelter, Ltd.	RWANDA	Conformant
Tin	CID003397	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA	Conformant
Tin	CID003409	Precious Minerals and Smelting Limited	INDIA	Known
Tin	CID003410	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CHINA	Known
Tin	CID003449	PT Mitra Sukses Globalindo	INDONESIA	Known
Tin	CID003486	Smelter Not Listed	BRAZIL	Active
Tin	CID003524	Smelter Not Listed	SPAIN	Active
Tungsten	CID000004	A.L.M.T. Corp.	JAPAN	Conformant
Tungsten	CID000105	Kennametal Huntsville	USA	Conformant
Tungsten	CID000218	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	CID000258	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	CID000281	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	Known
Tungsten	CID000499	Fujian Jinxin Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	CID000568	Global Tungsten & Powders Corp.	USA	Conformant

Metal	Smelter Identification	Smelter Reference List	Smelter Location	RMI Verified
Tungsten	CID000766	Hunan Chenzhou Mining Co., Ltd.	CHINA	Conformant
Tungsten	CID000769	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	Conformant
Tungsten	CID000825	Japan New Metals Co., Ltd.	JAPAN	Conformant
Tungsten	CID000875	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	Conformant
Tungsten	CID000966	Kennametal Fallon	USA	Conformant
Tungsten	CID001889	Tejing (Vietnam) Tungsten Co., Ltd.	VIETNAM	Conformant
Tungsten	CID002044	Wolfram Bergbau und Hutten AG	AUSTRIA	Conformant
Tungsten	CID002082	Xiamen Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	CID002095	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	Known
Tungsten	CID002313	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CHINA	Known
Tungsten	CID002315	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	Conformant
Tungsten	CID002316	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	CID002317	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	Conformant
Tungsten	CID002318	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	Conformant
Tungsten	CID002319	Malipo Haiyu Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	CID002320	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	Conformant
Tungsten	CID002321	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	CID002494	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	Conformant
Tungsten	CID002502	Asia Tungsten Products Vietnam Ltd.	VIETNAM	Conformant
Tungsten	CID002513	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	Conformant
Tungsten	CID002541	H.C. Starck Tungsten GmbH	GERMANY	Conformant
Tungsten	CID002542	H.C. Starck Smelting GmbH & Co. KG	GERMANY	Conformant
Tungsten	CID002543	Masan Tungsten Chemical LLC (MTC)	VIETNAM	Conformant
Tungsten	CID002551	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	Conformant
Tungsten	CID002579	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	Conformant
Tungsten	CID002589	Niagara Refining LLC	USA	Conformant
Tungsten	CID002641	China Molybdenum Co., Ltd.	CHINA	Active
Tungsten	CID002645	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	CID002649	Hydrometallurg, JSC	RUSSIAN FED.	Conformant
Tungsten	CID002724	Unecha Refractory metals plant	RUSSIAN FED.	Conformant
Tungsten	CID002827	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	Conformant
Tungsten	CID002830	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	Conformant
Tungsten	CID002833	ACL Metais Eireli	BRAZIL	Conformant
Tungsten	CID002843	Woltech Korea Co., Ltd.	KOREA	Conformant
Tungsten	CID002845	Moliren Ltd.	RUSSIAN FEDERATION	Conformant
Tungsten	CID003388	KGETS Co., Ltd.	KOREA	Conformant
Tungsten	CID003401	Fujian Ganmin RareMetal Co., Ltd.	CHINA	Conformant
Tungsten	CID003407	Lianyou Metals Co., Ltd.	TAIWAN, PROVINCE OF CHINA	Conformant
Tungsten	CID003408	JSC “Kirovgrad Hard Alloys Plant”	RUSSIAN FED.	Active
Tungsten	CID003416	NPP Tyazhmetprom LLC	RUSSIAN FED.	Active
Tungsten	CID003417	GEM Co., Ltd.	CHINA	Known
Tungsten	CID003427	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	BRAZIL	Active
Tungsten	CID003468	Cronimet Brasil Ltda	BRAZIL	Active
Tungsten	CID003553	[Smelter Not Listed]	RUSSIAN FED.	Active